AMENDED AND RESTATED GUARANTY OF PAYMENT

This AMENDED AND RESTATED GUARANTY OF PAYMENT dated as of June 24, 2008 (this “Guaranty”), is executed by NNN 2003 VALUE FUND, LLC, a Delaware limited liability company (the “Guarantor”), to and for the benefit of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Lender”).

R E C I T A L S:

A. The Lender has previously made a loan in the principal amount of up to One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) (the “Loan”) to NNN VF 901 Civic, LLC, a Delaware limited liability company and NNN 901 Civic, LLC, a Delaware limited liability company (collectively, the “Borrower”).

B. As a condition precedent to the Lender’s extension of the Loan to the Borrower and in consideration therefor, the Lender has required the execution and delivery of (i) that certain Guaranty of Recourse Obligations dated May 12, 2006 made by Guarantor in favor of Lender (the “Original Guaranty”), (ii) that certain Promissory Note dated May 12, 2006, executed by the Borrower and made payable to the order of the Lender (as amended, modified or restated from time to time, the “Note”), evidencing the Loan, (iii) that certain Junior Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement dated as May 12, 2006, executed by the Borrower to First American Title Insurance Company, as trustee for the benefit of the Lender (as amended, modified or restated from time to time, the “Deed of Trust”) encumbering the real property, improvements and personalty described therein (the “Premises”), and (iv) the other which evidence or secure the Note, including without limitation the Modification (as defined below) (collectively, as may be amended, modified or restated from time to time, the “Loan Documents”).

C. Concurrently herewith, Borrower and Lender are modifying certain provisions of the Loan Documents pursuant to the terms of that certain Modification of Loan Documents of even date herewith by and among Borrower, Lender and Guarantor (the “Modification”). As a condition precedent to Lender entering into the Modification, Lender has required the execution and delivery of this Guaranty.

D. Guarantor has a direct or indirect ownership interest in NNN VF 901 Civic, LLC and, having a financial interest in the Premises, has agreed to execute and deliver this Guaranty to the Lender. This Guaranty amends and restates the Original Guaranty in its entirety.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Guarantor hereby agrees as follows:

A G R E E M E N T S:

1. Guaranty of Payment. The Guarantor hereby unconditionally, absolutely and irrevocably guaranties to Lender the punctual payment and performance when due, whether at stated maturity or by acceleration or otherwise, of the indebtedness and other obligations of the Borrower to Lender evidenced by the Note and any other amounts that may become owing by the Borrower under the Loan Documents including, but not limited to, Borrower’s obligations under any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, executed by and between the Borrower and Lender (collectively, the “Interest Rate Agreements”) (such indebtedness, obligations and other amounts are hereinafter referred to as “Payment Obligations”), subject to the limitations set forth in Section 22 below. This Guaranty is a present and continuing guaranty of payment and not of collectability, and Lender shall not be required to prosecute collection, enforcement or other remedies against the Borrower or any other guarantor of the Payment Obligations, or to enforce or resort to any collateral for the repayment of the Payment Obligations or other rights or remedies pertaining thereto, before calling on the Guarantor for payment. If for any reason the Borrower shall fail or be unable to pay, punctually and fully, any of the Payment Obligations when due and payable, the Guarantor shall pay such obligations to Lender, in full immediately upon demand, subject to the limitations set forth in Section 22 below. One or more successive actions may be brought against the Guarantor, as often as Lender deems advisable, until all of the Payment Obligations are paid and performed in full, subject to the limitations set forth in Section 22 below. The Payment Obligations, together with all other payment and performance obligations of the Guarantor hereunder, are referred to herein as the “Obligations”.

2. Representations and Warranties. The following shall constitute representations and warranties of the Guarantor, and the Guarantor hereby acknowledges that the Lender intends to make the Loan in reliance thereon:

(a) Guarantor is not in default, and no event has occurred of which Guarantor has actual knowledge and which, with the passage of time and/or the giving of notice, would constitute a default, under any agreement to which the Guarantor is a party (beyond applicable notice and/or cure periods), the effect of which will impair performance by the Guarantor of its obligations under this Guaranty. Neither the execution and delivery of this Guaranty nor compliance with the terms and provisions hereof will violate any applicable law, rule, regulation, judgment, decree or order, or will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind that creates, represents, evidences or provides for any lien, charge or encumbrance upon any of the property or assets of Guarantor, or any other indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which Guarantor is a party or to which Guarantor or the property of Guarantor may be subject, the result of which would materially adversely impair performance by Guarantor of its obligations under the Guaranty.

(b) Except as previously disclosed to Lender in writing, there are no litigation, arbitration, governmental or administrative proceedings, actions, examinations, claims or demands pending, or to the knowledge of Guarantor, threatened that could adversely affect performance by Guarantor of its obligations under this Guaranty.

(c) Neither this Guaranty nor any statement or certification as to facts previously furnished or required herein to be furnished to the Lender by Guarantor, contains any material inaccuracy or material untruth in any representation, covenant or warranty or omits to state a fact material to this Guaranty.

3. Continuing Guaranty. The Guarantor agrees that, other than as set forth in this Guaranty, performance of the Obligations by the Guarantor shall be a primary obligation, shall not be subject to any counterclaim (other than a mandatory counterclaim), set-off, abatement, deferment or defense (other than the defense of payment) based upon any claim that the Guarantor may have against the Lender, the Borrower, any other guarantor of the Obligations or any other person or entity, and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by, any circumstance or condition (whether or not the Guarantor shall have any knowledge thereof), including without limitation:

(a) any lack of validity or enforceability of any of the Loan Documents;

(b) any termination, amendment, modification or other change in any of the Loan Documents, including, without limitation, any modification of the interest rate(s) described therein;

(c) any furnishing, exchange, substitution or release of any collateral securing repayment of the Loan, or any failure to perfect any lien in such collateral;

(d) any failure, omission or delay on the part of the Borrower, the Guarantor, any other guarantor of the Obligations or the Lender to conform or comply with any term of any of the Loan Documents or any failure of the Lender to give notice of any Event of Default (as defined in the Note);

(e) any waiver, compromise, release, settlement or extension of time of payment or performance or observance of any of the obligations or agreements contained in any of the Loan Documents;

(f) any action or inaction by the Lender under or in respect of any of the Loan Documents, any failure, lack of diligence, omission or delay on the part of the Lender to perfect, enforce, assert or exercise any lien, security interest, right, power or remedy conferred on it in any of the Loan Documents, or any other action or inaction on the part of the Lender;

(g) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshalling of assets and liabilities or similar events or proceedings with respect to the Borrower, the Guarantor or any other guarantor of the Obligations, as applicable, or any of their respective property or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

(h) any merger or consolidation of the Borrower into or with any entity, or any sale, lease or transfer of any of the assets of the Borrower, the Guarantor or any other guarantor of the Obligations to any other person or entity;

(i) any change in the ownership of the Borrower or any change in the relationship between the Borrower, the Guarantor or any other guarantor of the Obligations, or any termination of any such relationship;

(j) any release or discharge by operation of law of the Borrower, the Guarantor or any other guarantor of the Obligations from any obligation or agreement contained in any of the Loan Documents; or

(k) any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing and whether foreseen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against the Borrower or the Guarantor to the fullest extent permitted by law.

4. Waivers. Guarantor expressly and unconditionally waives (i) notice of any of the matters referred to in Paragraph 3 above, (ii) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against the Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under any of the Loan Documents and notice of any Event of Default or any failure on the part of the Borrower, the Guarantor or any other guarantor of the Obligations to perform or comply with any covenant, agreement, term or condition of any of the Loan Documents, (iii) any right to the enforcement, assertion or exercise against the Borrower, the Guarantor or any other guarantor of the Obligations of any right or remedy conferred under any of the Loan Documents, (iv) any requirement of diligence on the part of any person or entity, (v) any requirement on the part of the Lender to exhaust any remedies or to mitigate the damages resulting from any default under any of the Loan Documents, and (vi) any notice of any sale, transfer or other disposition of any right, title or interest of the Lender under any of the Loan Documents.

5. The Guarantor agrees that any and all present and future debts and obligations of the Borrower to the Guarantor are hereby subordinated to the claims of the Lender and are hereby assigned by the Guarantor to the Lender as security for the Obligations and the obligations of the Guarantor under this Guaranty.

6. Subrogation Waiver. Until the Obligations are paid in full and all periods under applicable bankruptcy law for the contest of any payment by the Guarantor or the Borrower as a preferential or fraudulent payment have expired, the Guarantor knowingly, and with advice of counsel, waives, relinquishes, releases and abandons all rights and claims to indemnification, contribution, reimbursement, subrogation and payment which the Guarantor may now or hereafter have by and from the Borrower and the successors and assigns of the Borrower, for any payments made by the Guarantor to the Lender, including, without limitation, any rights which might allow the Borrower, the Borrower’s successors, a creditor of the Borrower, or a trustee in bankruptcy of the Borrower to claim in bankruptcy or any other similar proceedings that any payment made by the Borrower or the Borrower’s successors and assigns to the Lender was on behalf of or for the benefit of the Guarantor and that such payment is recoverable by the Borrower, a creditor or trustee in bankruptcy of the Borrower as a preferential payment, fraudulent conveyance, payment of an insider or any other classification of payment which may otherwise be recoverable from the Lender.

7. Reinstatement. The obligations of the Guarantor pursuant to this Guaranty shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Obligations or the obligations of the Guarantor under this Guaranty is rescinded or otherwise must be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Guarantor or the Borrower or otherwise, all as though such payment had not been made.

8. Financial Statements. Guarantor represents and warrants to the Lender that (a) the financial statements of Guarantor previously submitted to the Lender are true, complete and correct in all material respects, disclose all actual and contingent liabilities, and fairly present the financial condition of Guarantor, and do not contain any untrue statement of a material fact or omit to state a fact material to the financial statements submitted or this Guaranty, and (b) no material adverse change has occurred in the financial statements from the dates thereof until the date hereof. Guarantor covenants and agrees to furnish to the Lender or its authorized representatives information regarding the business affairs, operations and financial condition of Guarantor, including, but not limited to, (i) promptly when available, and in any event, within the earlier of (a) one hundred five (105) days after the end of each of Guarantor’s fiscal year or (b) ten (10) days of filing of Guarantor’s financial statements with the Internal Revenue Service, a copy of the annual audited financial statements of Guarantor, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended and such other information (including nonfinancial information) as the Lender may reasonably request, in reasonable detail, prepared and certified without adverse reference to going concern value and without qualification by an independent certified public accountant, selected by Guarantor and reasonably acceptable to the Lender; and (ii) promptly when available, and in any event, within sixty (60) days following the end of each fiscal quarter, a copy of the financial statements of Guarantor regarding such fiscal quarter, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal quarter then ended and such other information (including nonfinancial information) as the Lender may reasonably request, in reasonable detail, prepared and certified as true and correct by a financial reporting manager of Guarantor.

9. Guarantor shall not sell, lease, transfer, convey or assign any of its assets, unless such sale, lease, transfer, conveyance or assignment will not have a material adverse effect on the business or financial condition of Guarantor or its ability to perform its obligations hereunder. In addition, Guarantor shall not become a party to any merger or consolidation, nor, except in the ordinary course of its business consistent with past practices, acquire all or substantially all of the assets of, a controlling interest in the stock of, or a partnership or joint venture interest in, any other entity.

10. Enforcement Costs. If: (a) this Guaranty, is placed in the hands of one or more attorneys for collection or is collected through any legal proceeding; (b) one or more attorneys is retained to represent the Lender in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Guaranty, or (c) one or more attorneys is retained to represent the Lender in any other proceedings whatsoever in connection with this Guaranty, then the Guarantor shall pay to the Lender upon demand all fees, costs and expenses incurred by the Lender in connection therewith, including, without limitation, reasonable attorney’s fees, court costs and filing fees (all of which are referred to herein as the “Enforcement Costs”), in addition to all other amounts due hereunder.

11. Successors and Assigns; Joint and Several Liability. This Guaranty shall inure to the benefit of the Lender and its successors and assigns. This Guaranty shall be binding on the Guarantor and the successors and assigns of the Guarantor. It is agreed that the liability of the Guarantor hereunder is and independent of any other guarantees or other obligations at any time in effect with respect to the Obligations or any part thereof and that the liability of the Guarantor hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guarantees or other obligations.

12. No Waiver of Rights. No delay or failure on the part of the Lender to exercise any right, power or privilege under this Guaranty or any of the other Loan Documents shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstance.

13. Modification. The terms of this Guaranty may be waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment, modification, waiver or other change of any of the terms of this Guaranty shall be effective without the prior written consent of the Lender and Guarantor.

14. Joinder. Any action to enforce this Guaranty may be brought against the Guarantor without any reimbursement or joinder of the Borrower or any other guarantor of the Obligations in such action.

15. Severability. If any provision of this Guaranty is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the Guarantor and the Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Guaranty and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

16. Applicable Law. This Guaranty is governed as to validity, interpretation, effect and in all other respects by laws and decisions of the State of Illinois.

17. Notices. All notices, communications and waivers under this Guaranty shall be in writing and shall be (a) delivered in person, (b) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (c) by overnight express carrier, addressed in each case as follows:

To the Lender:	LaSalle Bank National Association
Commercial Real Estate Division
135 South LaSalle Street
Suite 1260
Chicago, Illinois 60603
Attn: Michelle Herrick
With a copy to:	Schwartz Cooper Chartered
180 North LaSalle Street
Suite 2700
Chicago, Illinois 60601
Attn: Michael S. Kurtzon, Esq.
To the Guarantor:	NNN 2003 Value Fund, LLC
1551 North Tustin
Suite 200
Santa Ana, California 92705
Attn: Andrea Biller, Esq.
With a copy to:	Gregory Kaplan, PLC
7 Second Street
Richmond, Virginia 23224
Attn: Joseph J. McQuade

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms of this Paragraph shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received.

18. CONSENT TO JURISDICTION. TO INDUCE THE LENDER TO ACCEPT THIS GUARANTY, THE GUARANTOR IRREVOCABLY AGREES THAT, SUBJECT TO THE LENDER’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS GUARANTY WILL BE LITIGATED IN COURTS HAVING SITUS IN CHICAGO, ILLINOIS OR ORANGE COUNTY, CALIFORNIA. THE GUARANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CHICAGO, ILLINOIS OR ORANGE COUNTY, CALIFORNIA, WAIVE PERSONAL SERVICE OF PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE GUARANTOR AT THE ADDRESS STATED HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

19. WAIVER OF DEFENSES. OTHER THAN CLAIMS BASED UPON THE FAILURE OF THE LENDER TO ACT IN A COMMERCIALLY REASONABLE MANNER, THE GUARANTOR WAIVES EVERY PRESENT AND FUTURE DEFENSE (OTHER THAN THE DEFENSE OF PAYMENT IN FULL), CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE GUARANTOR OR THE BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY LENDER IN ENFORCING THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

20. WAIVER OF JURY TRIAL. THE GUARANTOR AND THE LENDER (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE GUARANTOR AGREES THAT THE GUARANTOR WILL NOT ASSERT ANY CLAIM AGAINST THE LENDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

21. Facsimile Signatures. Receipt of an executed signature page to this Guaranty by facsimile or other electronic transmission shall constitute effective delivery thereof.

22. Limitation of Liability. Notwithstanding anything to the contrary contained herein, the Payment Obligations of the Guarantor under this Guaranty shall be limited to the payment of (i) the sum of Seven Hundred Twenty Two Thousand Five Hundred and 00/100 Dollars ($722,500.00), plus (ii) interest on the foregoing amount from and after the date of written demand from the Lender to the Guarantors for payment, at a per annum rate of interest equal to the Default Rate (as defined in the Note), plus (iii) all Enforcement Costs; provided, however, during such time as the Premises has achieved a Combined Debt Service Coverage Ratio of at least 1.10 to 1.00, the Payment Obligations of the Guarantor under this Guaranty shall be limited to the payment of (i) the sum of Three Hundred Sixty One Thousand Two Hundred Fifty and 00/100 Dollars ($361,250.00), plus (ii) interest on the foregoing amount from and after the date of written demand from the Lender to the Guarantors for payment, at a per annum rate of interest equal to the Default Rate (as defined in the Note), plus (iii) all Enforcement Costs; provided, further, however, that at all times prior to the payment in full of the Obligations, the Guarantor shall have:

(a) unlimited liability with respect to the guaranty of the payment and performance of the Obligations if (i) there is fraud by the Borrower or the Guarantor with respect to the Loan, (ii) a Prohibited Transfer (as defined in the Deed of Trust) occurs, (iii) the Borrower contests, delays or otherwise hinders any action taken by the Lender in connection with the appointment of a receiver for the Premises or the foreclosure of the liens, mortgages or other security interests created by any of the Loan Documents, or (iv) the Borrower voluntarily files for bankruptcy or is involuntarily placed into bankruptcy by an affiliate, accountant, attorney, or other representative of the Borrower and such involuntary bankruptcy is not dismissed within sixty (60) days after the filing thereof; and

(b) unlimited liability with respect to the guaranty of Borrower’s obligations under any Interest Rate Agreements; and

(c) personal liability for the payment of the Additional Liabilities (as hereinafter defined) without regard to the limitation of liability set forth above, which amount shall be due and payable to the Lender on demand and shall be limited to any actual loss incurred by Lender. As used herein, the “Additional Liabilities” of the Guarantor shall mean an amount equal to the sum of the following:

(i) all damages, expenses or costs suffered or incurred by the Lender as a result of any knowingly false material misrepresentation in any of the Loan Documents;

(ii) all damages, expenses or costs suffered or incurred by the Lender as a result of physical waste with respect to any portion of the Premises;

(iii) all damages, expenses or costs suffered or incurred by the Lender as a result of the removal or disposal of any property in which the Lender has a security interest in violation of the terms and conditions of the Loan Documents;

(iv) all damages, expenses or costs suffered or incurred by the Lender as a result of claims for compensation asserted by any real estate broker not employed by the Lender or as a result of any such broker’s liens on the Premises or mechanic’s or materialmen’s liens not expressly permitted or contested under the Deed of Trust;

(v) all damages, expenses or costs suffered or incurred by the Lender as a result of the application of any insurance proceeds or condemnation awards (to the full extent of such proceeds or awards) not permitted by the Deed of Trust or the failure of the Borrower to maintain the insurance coverages required by the Deed of Trust where the Borrower has funds available to pay for such coverages;

(vi) all revenues received by or on behalf of the Borrower from the operation or ownership of the Premises after the Lender has notified the Borrower of an Event of Default under any of the provisions of the Loan Documents, less only that portion of such revenues which is (A) actually used by the Borrower to operate the Premises in the ordinary course of business and such use is approved in writing by the Lender or (B) paid to the Lender;

(vii) all security deposits provided for in any leases for any part of the Premises (together with interest thereon to the extent that interest is payable under such leases) which are not used in the ordinary course of business to cure defaults by tenants depositing the same, returned to tenants in accordance with the terms of their leases or paid over to Lender and all lease termination fees payable for terminating any such leases which are not paid jointly to Borrower and Lender; and

(viii) all damages, expenses or costs suffered or incurred by the Lender as a result of the nonpayment of real estate taxes; and

(ix) all damages, expenses or costs suffered or incurred by the Lender as a result of the misappropriation of rental payments paid more than one month in advance.

Notwithstanding anything herein or in the other Loan Documents to the contrary, in the event the FBI Lease is not renewed by August 12, 2008 upon terms reasonably satisfactory to Lender, the limitations on the Payment Obligations of Guarantor under this Section 22 of this Guaranty shall be eliminated and Guarantor shall unlimited liability with respect to the Payment Obligations including interest on the Payment Obligations from and after the date of written demand from the Lender to the Guarantors for payment, at a per annum rate of interest equal to the Default Rate (as defined in the Note), plus all Enforcement Costs; provided, however, in the event the FBI Lease is thereafter renewed upon terms reasonably satisfactory to Lender, the Guarantor’s Payment Obligations shall be reduced in accordance with the terms of the first paragraph of this Section 22.

Under no circumstances shall the liability of the Guarantor hereunder be reduced by, from or as a result of any payment to or amount realized by the Lender from any rents, deposits, insurance proceeds, condemnation awards, proceeds from bankruptcy sale, foreclosure or any conveyance in lieu of foreclosure or from any other profits, avails, revenues or proceeds derived from the Premises, and only payments made to the Lender by the Guarantor out of its personal funds not derived from the Premises after demand therefor by the Lender shall be applied against such liability. Furthermore, the foregoing limitation on liability shall not limit in any way the liability of the Guarantor pursuant to or arising from any of the other covenants, representations, warranties or other provisions hereof, other than the liability of the Guarantor arising with respect to the Payment Obligations, nor shall such limitation limit the liability of the Guarantor that may arise out of the obligations set forth in that certain Environmental Indemnity Agreement dated as of even date herewith, jointly and severally executed by the Guarantor and the Borrower to and for the benefit of the Lender (the “Environmental Indemnity”), the intent being that the Guarantor shall have unlimited liability with respect to [such other covenants, representations, warranties and other provisions, and under the Environmental Indemnity.

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IN WITNESS WHEREOF, the Guarantor has executed this Amended and Restated Guaranty of Payment as of the date first above written.

NNN 2003 VALUE FUND, LLC, a Delaware limited liability company
By: Grubb & Ellis Realty Investors, LLC, f/k/a Triple Net Properties, LLC, a
Virginia limited liability company, Manager
By: /s/ Francene LaPoint
Name: Francene LaPoint
Title: Chief Financial Officer